EXHIBIT 10.13

AMENDED AND RESTATED
CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (the “Agreement”) is made effective as of November 12, 2008, by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”), and Corporate Resource Management, Inc., a Minnesota corporation (the “Consultant”).

RECITALS

WHEREAS, the parties have entered into that certain Consulting Agreement dated as of May 15, 2006 (the “Original Agreement”) relating to Consultant’s provision of certain investment banking services, as an independent contractor, in connection with the purchase and/or sale of mining-related assets (the “Asset Transactions”); and

WHEREAS, the parties wish to amend the terms of their consulting arrangement to the terms set forth herein, superseding the Original Agreement in its entirety.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Effect of Original Agreement. The Original Agreement is hereby superseded in its entirety and shall not have further effect.

2. Consulting Services. Consultant agrees to provide certain investor relations and back office services as set forth on Exhibit A hereto, and any other related services as agreed upon by the parties. Consultant is not authorized to, and will not, participate in the preparation or delivery of any materials relating to the sale of Wits Basin’s securities, offer Wits Basin’s securities, make any recommendations regarding Wits Basin’s securities, assist in or provide financing for purchases of Wits Basin’s securities, represent that Consultant is an agent of Wits Basin, participate in any negotiations relating to the sale of Wits Basin’s securities or the terms of any sale of securities by Wits Basin, or enter into agreements on behalf of or bind Wits Basin.

3. Compensation. For the various services rendered hereunder, Consultant shall be entitled to a consulting fee in the amount of Thirteen Thousand Seven Hundred Fifty Dollars ($13,750) per month during the term of this Agreement (the “Monthly Fee”). Consultant shall be paid a prorated Monthly Fee for that portion of any less-than-complete month during which the Agreement was in force. The Monthly Fee is commencing retroactively to January 1, 2008.

4. Reimbursement for Expenses. Wits Basin shall reimburse Consultant for all reasonable and necessary expenses incurred and paid by Consultant in connection with the completion of Consultant’s responsibilities, promptly following presentation to Wits Basin of receipts for such expenses, provided that Consultant shall be required to obtain the prior written consent of Wits Basin.

5. Independent Contractor.

(a) Using its best efforts, Consultant shall devote such time to the performance of the services described in this Agreement as may be necessary to satisfactorily complete such services.

(b) Consultant shall be an independent contractor in the performance of this Agreement and no employee of Consultant shall be deemed an employee of Wits Basin for any purpose whatsoever. Employees of Consultant shall not participate in any benefit programs for Wits Basin employees including, without limitation, health benefits, life insurance, pension or profit sharing plans and paid vacation and sick leave. Consultant shall be solely responsible for the payment of its income taxes as required by any and all governmental agencies with respect to compensation paid to Consultant by Wits Basin, and shall comply with all regulations thereto.

(c) Consultant shall have no power to act as an agent of Wits Basin or bind Wits Basin in any respect.

6. Intellectual Property. Consultant agrees that all documents and deliverables (collectively, the “Work Materials”) created in whole or in part by Consultant in the course of or related to the performance of this Agreement shall be treated as if they were “works for hire” for Wits Basin. All ownership and control of the above Work Materials, including any copyright, patent rights and all other intellectual-property rights herein, shall vest exclusively with Wits Basin; provided, however, that such Work Materials shall in no event cover materials that Consultant is required to keep confidentially (including materials that are proprietary to other clients of Consultant) or materials that Consultant does not have the right to sublicense to third parties.

7. Property. Consultant will not remove from Wits Basin’s offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda, computer tapes, computer disks or similar materials of or containing Confidential Information (as defined below), or other materials or property of any kind, unless necessary in accordance with Consultant’s duties and responsibilities, and in the event that any of such material or property is removed, all of the foregoing will be returned to their proper files or places of safekeeping as promptly as possible after the removal will have served its specific purpose; nor will Consultant make, retain, remove or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of Consultant’s assigned duties; and upon the termination of this Agreement, Consultant will leave with or return to Wits Basin all originals and copies of the foregoing, then in Consultant’s possession, whether prepared by Consultant or by others.

8. Confidential Information.

(a) Consultant acknowledges and agrees that in the course of, or incident to, its provision of services to Wits Basin, Wits Basin will provide to Consultant, and Consultant will otherwise have access to, Wits Basin’s trade secrets and confidential information (collectively and singularly known as “Confidential Information” and defined further below). Except as will be necessary in the performance of Consultant’s obligations hereunder, Consultant will not disclose or use for Consultant’s direct or indirect benefit or the direct or indirect benefit of any third party, and Consultant will maintain, both during and after this Agreement and Consultant’s provision of services to Wits Basin outside of this Agreement, the confidentiality of any Confidential Information of Wits Basin. Upon Wits Basin’s written consent permitting Consultant to provide or disclose any Confidential Information, Consultant agrees to advise and inform any third party regarding the confidential nature of such information, and ensure that such third party independently agrees in writing to be bound by the terms and conditions set forth in Sections 6, 7 and 8 hereof.

(b) For purposes of this Agreement, “Confidential Information” means any and all proprietary information of Wits Basin that derives independent economic value by virtue of its not being known to Wits Basin’s competitors or the general public including, but not limited to, mining prospects, assay results, customer lists, customer information, intellectual property, employee lists, employee information, prospect lists, prospect information, pricing information, inventions, graphic designs, product research and development, financial statements, marketing plans, management systems and procedures, trade secrets, supplier lists, sales techniques, software specifications and information, results of research and development, whether complete or in process, and any other information which Wits Basin identifies as Confidential Information. Consultant will deliver to Wits Basin at the termination of this Agreement, or upon the completion of any services by Consultant to Wits Basin outside of this Agreement, or at any other time that Wits Basin may request, all memoranda, notes, plans, records, diskettes, tapes and other storage media, documentation and other materials (and copies thereof) containing Confidential Information, no matter where such material is located and no matter what form the material may be in, which Consultant may then possess or have under his control. If requested by Wits Basin, Consultant will provide to Wits Basin written confirmation that all such materials have been delivered to Wits Basin or have been destroyed. Consultant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. “Confidential Information” also includes any and all information which Wits Basin obtains from another third party and treats as proprietary or designates as confidential. The obligations of this Section will survive indefinitely the termination of this Agreement or Consultant’s provision of services to Wits Basin outside this Agreement. All Wits Basin Confidential Information and any and all results derived therefrom in any way will at all times remain the sole property of Wits Basin.

For the purposes of this Agreement, “Confidential Information” shall not include information which (i) had been made previously available to the public by Wits Basin; (ii) is or becomes generally available to the public, unless the information being made available to the public results in a breach of this Agreement; (iii) prior to disclosure to Consultant or Consultant’s representatives or agents, was already rightfully in any such person’s possession without any requirement of confidentiality; or (iv) is obtained by Consultant or Consultant’s representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to Wits Basin, with respect to such information and who does not require Consultant to refrain from disclosing such information to others. In any dispute relating to the obligations under this Section 8, the burden of proof will be on the party receiving the Confidential Information to show that the exclusions herein apply.

9. Term; Termination. This Agreement will become effective as of the date hereof and will continue for one (1) year thereafter (the “Term”), unless terminated earlier by either party for any reason with thirty (30) days’ prior written notice to the other party. The Term shall automatically extend for additional successive one (1) year period unless either party provides to the other party written notice of such party’s intent not to renew the term for an additional year at least thirty (30) days prior to the end of the then current period. During any renewal term, either party may terminate this Agreement for any reason with thirty (30) days’ prior written notice to the other party. Notwithstanding the foregoing, either party may immediately terminate this Agreement without thirty (30) days’ prior written notice in the event the other party breaches any of its material obligations hereunder and such party fails to cure such breach within ten (10) days of receipt of notice of such breach from the other party.

In the event Wits Basin terminates this Agreement for any reason, prior to the first anniversary of the date of this Agreement, other than a breach by Consultant of its material obligations under this Agreement (and failure to cure within the period specified above), Consultant will be entitled to a termination fee in the amount of Seventy-Five Thousand Dollars ($75,000).

10. Representations and Warranties. Wits Basin and Consultant hereby represent and warrant to each other that their respective execution, delivery and performance of this Agreement will not (a) violate or breach Wits Basin’s and/or Consultant’s articles of incorporation or corporate bylaws, or (b) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Wits Basin or Consultant is now a party or by which any of them or any of their respective properties or assets may be bound or affected, or (c) violate any order, writ, injunction or decree of any court, administrative agency or governmental body in any respect, the violation or breach of which would prevent Wits Basin or Consultant from consummating the transactions contemplated herein.

11. Indemnification. Consultant shall indemnify and hold Wits Basin, and its shareholders, directors, employees and agents (collectively, together with Wits Basin, the “Affiliates”) harmless from and against any and all liabilities, losses, damages, claims, costs, causes of action and expenses, including but not limited to the costs of defense and reasonable attorneys’ fees, suffered, paid or incurred by any of the Affiliates, whether or not suit is filed, arising out of, resulting from or connected with, in whole or in part, the intentional misconduct or gross negligence of Consultant. The obligations of this Section 11 shall forever survive the termination of this Agreement.

12. Miscellaneous.

(a) Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the parties.

(b) Severability. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

(c) Governing Law; Remedies. This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of, the State of Minnesota without regard to conflicts of law principles. Consultant acknowledges and agrees that a violation of the terms of this Agreement would cause irreparable harm to Wits Basin, and that Wits Basin’s remedy at law for any such violation would be inadequate. In recognition of the foregoing, Consultant agrees that, in addition to any other relief afforded by law, including damages sustained by a breach of this Agreement, Wits Basin shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of Consultant and Wits Basin that both damages and injunctions shall be proper modes of relief and are not to be considered as alternative remedies.

(d) Waivers. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

(e) Assignment and Delegation. Consultant will not have the right to assign its rights under this Agreement or delegate any of his obligations under this Agreement without Wits Basin’s prior written consent, which consent may be withheld in Wits Basin’s sole and absolute discretion. To the extent assignable or delegable as described in the preceding sentence, the rights of each party hereunder shall inure to the benefit of each party’s successors and assigns.

In Witness Whereof, the undersigned have set their hands to this Agreement to be effective as of the date first written above.

WITS BASIN:

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Mark D Dacko
Mark D. Dacko, Chief Financial Officer

CONSULTANT:

CORPORATE RESOURCE MANAGEMENT, INC.

By:	/s/ Debra Kramer
Debra Kramer, President

Signature Page to
Amended and Restated Consulting Agreement

Exhibit A

CRM Contract Description of Services

Consultant agrees to provide general oversight and management in regard to strategic planning, team management and resource management related to but not limited to:

•	Investor Relations / Public Relations

•	Marketing

•	Support Resources for Wits Basin executive team

•	Investment banking services regarding project capitalization and corporate finance

Consultant is not authorized to, and will not, participate in the preparation or delivery of any materials relating to the sale of Wits Basin’s securities, offer Wits Basin’s securities, make any recommendations regarding Wits Basin’s securities, assist in or provide financing for purchase of Wits Basin’s securities, represent that Consultant is an agent for Wits Basin, participate in any negotiations relating to the sale of Wits Basin’s securities or the terms of any sale of securities by Wits Basin, or enter into agreements on behalf of or bind Wits Basins. Consultant is not a licensed broker-dealer.